INTEGRATION INCENTIVE PLAN
PARTICIPATION AGREEMENT

This Participation Agreement (this “Agreement”) is made as of this [___] day of [_________], 2018 between BlueLinx Corporation, a Delaware corporation (the “Company”) and [_________] (the “Participant”). Capitalized terms used and not defined herein shall have the meaning given to such terms in the Plan (as defined below).
WHEREAS, the Company has adopted and maintains the BlueLinx Integration Incentive Plan (the “Plan”) to assist the Company in retaining, motivating and rewarding eligible individuals who are participating in the Company’s efforts to integrate its business with the business of Cedar Creek Holdings, Inc.; and
WHEREAS, the Plan provides for the grant to Participants of contingent incentive payments pursuant to the Plan as provided therein.
NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth herein, the parties hereto hereby agree as follows:
1.Participation. The Participant is hereby eligible to receive a Base Integration Bonus and a Supplemental Integration Bonus in accordance with and subject to the terms and conditions of the Plan and this Agreement.
(a)    Upon the realization of at least $50 million in Net Synergies (the “Initial Integration Performance Target”), the Participant’s Base Integration Bonus shall be equal to the product of (A) the Participant’s Base Salary multiplied by (B) [____%]. The Participant’s Base Integration Bonus will be reduced to the extent the Cost To Achieve Synergies exceeds $[__] million in an amount equal to [___] for every [___] million in excess of [___] million of Cost To Achieve Synergies.
(b)    The Supplemental Integration Bonus shall be in an amount equal to [___%] of the Participant's Base Salary for every [__] million of Net Synergies above $50 million up to [__] million of Net Synergies. The Participant’s Supplemental Integration Bonus will be reduced to the extent the Cost To Achieve Synergies exceeds [__] million in an amount equal to [__] for every [_] million in excess of [___] million of Cost To Achieve Synergies.
(c)    No payment will be made on account of the Base Integration Bonus or the Supplemental Integration Bonus until the Minimum Adjusted LTM EBITDA is at least [___] million. In the event the Minimum Adjusted LTM EBITDA has not exceeded [___] million on or before October 16, 2019, then no Bonus shall be paid under the Plan.
(d)    No Bonus shall be paid to the Participant if the Participant is not employed on the applicable payment date for such Bonus.
2.Payment of Bonus.    Any Bonus earned under this Participation Agreement and the Plan shall be paid in accordance with Section 4.5 of the Plan.
3.Incorporation of Plan. All terms, conditions and restrictions of the Plan are incorporated herein and made part hereof as if stated herein. If there is any conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan, as interpreted by the Committee, shall govern. The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content. The Participant hereby acknowledges that all decisions, determinations and interpretations of the Committee in respect of the Plan and this Agreement shall be final, binding and conclusive on the Company and the Participant.

4.Delays or Omissions. No delay or failure to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under the Plan or this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
5.Confidentiality of Agreement. The terms of this Agreement are strictly confidential and, other than with respect to information required to be disclosed by applicable law, the Participant agrees not to disclose the existence of this Agreement or the terms of this Agreement to any person at any time; provided the Participant may disclose this Agreement and/or any of its terms to the Participant’s immediate family, financial advisors and attorneys, so long as the Participant instructs every such person to whom the Participant makes such disclosure not to disclose the terms of this Agreement further. The Participant’s failure to comply with this Section 5 may, in the Committee’s sole and absolute discretion, immediately terminate this Agreement and all obligations of the Company contained herein.
6.Entire Agreement. This Agreement and the Plan contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings with respect to the subject matter hereof other than those expressly set forth herein and in the Plan. This Agreement, including without limitation, the Plan, supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof and the subject matter set forth in the Plan. Except as may be specifically provided for herein, this Agreement may not be amended in any respect except by a writing signed by both parties hereto.
7.Acknowledgement. The Participant acknowledges and agrees that (i) his or her rights under this Agreement are contractual in nature and nothing contained herein shall create any equity interest in the Company or any of its affiliates and (ii) neither the Company nor any of its officers, directors or affiliates shall owe any fiduciary duty of any kind to the Participant by virtue of the Plan.
8.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same instrument.
9.Governing Law. This Agreement and the rights and obligations of all Persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Georgia without giving effect to the choice of law principles thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Participant has hereunto signed this Agreement on his or her own behalf, thereby representing that he or she has carefully read and understands this Agreement and the Plan as of the day and year first written above.

BlueLinx Corporation

By:     _____________________________

Title:    _____________________________

Participant

By:        _____________________________

Name: (Print)    _____________________________